As filed with the United States Securities and Exchange Commission on December 28, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

TANGER Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-1815473
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3200 Northline Avenue
Suite 360
Greensboro, North Carolina 27408-7612
(Address of Principal Executive Offices) (Zip Code)
____________________

Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership (Amended and Restated as of May 19, 2023)
(Full title of the plan)
____________________

Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer
Tanger Inc.
3200 Northline Avenue, Suite 360
Greensboro, North Carolina 27408-7612
(336) 292-3010
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
____________________
Copies to:

Dennis Craythorn, Esq. and Austin Ozawa, Esq.
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑ Accelerated filer ☐
Non-accelerated filer ☐ Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 19, 2023, at the 2023 Annual Meeting of Shareholders of Tanger Inc. (the “Company”), the Company’s shareholders approved the amendment and restatement of the Amended and Restated Incentive Award Plan (as amended, the “Plan”) which increased the aggregate number of the Company’s common shares, par value $0.01 per share (the “Common Shares”), that may be issued under the Plan from 18,700,000 to 21,300,000 (resulting in an increase of 2,600,000 Common Shares available for issuance under the Plan). This Registration Statement is being filed in order to register the additional Common Shares that may be offered or sold to participants under the Plan following the amendment and restatement of the Plan approved on May 19, 2023.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission on January 10, 2020 (File No. 333-235881) and July 29, 2014 (File No. 333-197713).

Index to Exhibits

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996).
4.1A
Amendment to Amended and Restated Articles of Incorporation of the Company, dated May 29, 1996 (incorporated herein by reference to Exhibit 3.1A to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996).

4.1B
Amendment to Amended and Restated Articles of Incorporation of the Company, dated August 20, 1998 (incorporated herein by reference to Exhibit 3.1B to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998).

4.1C
Amendment to Amended and Restated Articles of Incorporation of the Company, dated September 30, 1999 (incorporated herein by reference to Exhibit 3.1C to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.1D
Amendment to Amended and Restated Articles of Incorporation of the Company, dated November 10, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 10, 2005).

4.1E
Amendment to Amended and Restated Articles of Incorporation of the Company, dated June 13, 2007 (incorporated herein by reference to Exhibit 3.1E to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

4.1F
Articles of Amendment to Amended and Restated Articles of Incorporation of the Company, dated August 27, 2008 (incorporated herein by reference to Exhibit 3.1(f) of the Company’s Current Report on Form 8-K dated August 29, 2008).

4.1G
Articles of Amendment to Amended and Restated Articles of Incorporation of the Company, dated May 18, 2011 (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

4.1H
Articles of Amendment to Amended and Restated Articles of Incorporation of the Company, dated May 24, 2012 (incorporated herein by reference to Exhibit 3.1H of the Company’s and Tanger Properties Limited Partnership’s Form S-3 dated June 7, 2012).

Exhibit Number	Description of Exhibit
4.1I
Articles of Amendment to Amended and Restated Articles of Incorporation of the Company, dated November 6, 2023 and effective November 16, 2023 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated November 6, 2023).

4.2	Amended and Restated By-Laws of the Company(incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-k dated November 6, 2023).
4.3
Specimen Common Share certificate (incorporated by reference to Exhibit 4.1 to the Company’s and Tanger Properties Limited Partnership’s Registration Statement on Form S-4, filed April 9, 2009, as amended, Registration Nos. 333-158503).

5.1*	Opinion of Womble Bond Dickinson (US) LLP.
23.1*	Consent of Deloitte & Touche LLP.
23.2**	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page of the Registration Statement).
99.1
Amended and Restated Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership (As Amended and Restated as of May 19, 2023) (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report filed on Form 10-Q on August 4, 2023).

107.1*	Filing Fee Table.

* Filed herewith.
** Included with the legal opinion provided pursuant to Exhibit 5.1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greensboro, State of North Carolina, on December 28, 2023.
Tanger Inc.

By: /s/ Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer
and Chief Investment Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints Michael J. Bilerman, Steven B. Tanger and Stephen J. Yalof as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing) to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Steven B. Tanger	Executive Chair of the Board	December 28, 2023
Steven B. Tanger
/s/ Stephen J. Yalof	Director, President and Chief Executive Officer	December 28, 2023
Stephen J. Yalof	(principal executive officer)
/s/ Michael J. Bilerman	Executive Vice President, Chief Financial Officer and Chief Investment Officer	December 28, 2023
Michael J. Bilerman	(principal financial officer)
/s/ Thomas J. Guerrieri Jr.	Senior Vice President, Chief Accounting Officer	December 28, 2023
Thomas J. Guerrieri Jr.	(principal accounting officer)
/s/ Bridget M. Ryan-Berman	Lead Director	December 28, 2023
Bridget M. Ryan-Berman
/s/ Jeffrey B. Citrin	Director	December 28, 2023
Jeffrey B. Citrin
/s/ David B. Henry	Director	December 28, 2023
David B. Henry
/s/ Sandeep L. Mathrani	Director	December 28, 2023
Sandeep L. Mathrani
/s/ Thomas J. Reddin	Director	December 28, 2023
Thomas J. Reddin
/s/ Susan E. Skerritt	Director	December 28, 2023
Susan E. Skerritt
/s/ Luis A. Ubiñas	Director	December 28, 2023
Luis A. Ubiñas